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                                                                   Exhibit 10(a)









                          STOCKHOLDERS AND REGISTRATION
                                RIGHTS AGREEMENT











                           Amended and Restated as of
                                   May 6, 1997











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
                                TABLE OF CONTENTS


Section                                                                     Page

1.  Restrictions on Transfer of Shares.......................................  2
     1.1.  Restriction on Transfers..........................................  2
     1.2.  Management Permitted Transferees Trust,
     Corporation, Partnership, etc...........................................  3

2.  Sales to the Company.....................................................  3
     2.1.  The Management Stockholders.......................................  3
     2.2.  Notice............................................................  4
     2.3.  Payment...........................................................  4

3.  Right of the Company to Purchase from Management
Stockholders Shares of Common Stock..........................................  5
     3.1.  Right to Purchase.................................................  5
     3.2.  Notice............................................................  6
     3.3.  Payment...........................................................  6
     3.4.  Deferral of Payments..............................................  6
     3.5.  Promissory Notes. ................................................  7
     3.6.  Interest..........................................................  7

4.  Purchase Price...........................................................  8
     4.1.  Valuation Formula.................................................  8
     4.2.  Dispute Resolution Procedure......................................  8
     4.3.  Fair Market Value.................................................  9
     4.4.  Carrying Value.................................................... 11
     4.5.  Other Defined Terms............................................... 11
     4.6.  Costs............................................................. 13

5.  Prohibited Purchases, etc................................................ 13
     5.1.  Prohibited Purchases.............................................. 13
     5.2.  Prohibited Purchases Termination Date............................. 16
     5.3.  Special Right With Respect to Certain Puts and
     Calls................................................................... 16

6.  Involuntary Transfers.................................................... 17

7.   Tag-Along and Drag-Along Rights......................................... 17
     7.1.  Tag-Along Rights.................................................. 17
     7.2.  Drag-Along Rights................................................. 18

8.  Registrations Upon Request............................................... 18

     8.1.  Requests.......................................................... 18
     8.2.  Filing of Registration Statements................................. 19
     8.3.  Registration Statement Form....................................... 19
     8.4.  Expenses.......................................................... 20
     8.5.  No Company Initiated Registration................................. 20

9.  Registration Rights...................................................... 20
     9.1.  Incidental Registrations.......................................... 20
     9.2.  Registration Expenses............................................. 22

10.  Registration Procedures................................................. 22

11.  Furnishing of Information; Reasonable Investigation..................... 26

12.  Amendments to Registration Statement.................................... 27

13.  Underwritten Offerings.................................................. 27
     13.1.  Underwriting Agreement........................................... 27
     13.2.  Selection of Underwriters........................................ 28

14.  Holdback Agreements..................................................... 28

15.  No Grant of Future Registration Rights.................................. 29

16.  Indemnification......................................................... 29
     16.1.  Indemnification by the Company................................... 29
     16.2.  Indemnification by the Sellers................................... 30
     16.3.  Notices of Claims, etc........................................... 31
     16.4.  Indemnification Payments......................................... 32
     16.5.  Other Remedies................................................... 32

17.  Stock Splits, etc....................................................... 32

18.  Termination............................................................. 33

19.  Definitions............................................................. 33

20.  Stock Certificate Legend................................................ 38

21.  Covenants; Representation and Warranties.  ............................. 39
     21.1.  No Other Arrangements or Agreements.............................. 39
     21.2.  New Management Stockholders...................................... 40
     21.3.  Limitation on Transactions with Affiliates....................... 40

22.  Amendment and Modification.............................................. 41

23.  Assignment.............................................................. 41
     23.1.  Assignment by the Company........................................ 41
     23.2.  Assignment Generally............................................. 41

24.  Agreements to Be Bound.................................................. 42

25.  Recapitalizations, Exchanges, etc. Affecting the Common
Stock........................................................................ 42

26.  Rule 144 etc............................................................ 43

27.  Further Assurances...................................................... 43

28.  Governing Law........................................................... 43

29.  Invalidity of Provision................................................. 43

30.  Notices................................................................. 43

31.  Headings; Execution in Counterpart...................................... 45

32.  Entire Agreement........................................................ 45

33.  Effect as to Princes Gate Investors..................................... 45

34.  Injunctive Relief....................................................... 45

               AMENDED AND RESTATED STOCKHOLDERS AND REGISTRATION
                                RIGHTS AGREEMENT


                  STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT, dated as of March 4, 1997, as amended and restated as of May 6, 1997, among GST Acquisition Corp. ("GST"; and after giving effect to the Merger referred to below with Telex Communications Group, Inc., the "Company"), Greenwich II LLC, a Delaware limited liability company ("Greenwich"), and the Management Stockholders set forth on Schedule A hereto (such Management Stockholders, together with any Persons who become a party to this Agreement pursuant to Section 21.2, collectively the "Management Stockholders"). Greenwich and the Management Stockholders are hereinafter referred to collectively as the "Stockholders", and each individually as a "Stockholder". Notwithstanding anything in this Agreement to the contrary, this Agreement shall take effect only upon the closing of the Merger referred to below and shall terminate and be of no further force or effect if such Merger does not occur.

                              W I T N E S S E T H :

                  WHEREAS, Greenwich, GST, and Telex Communications Group, Inc. ("Telex") are party to that certain Agreement and Plan of Merger, dated as of March 4, 1997 (the "Merger Agreement"), pursuant to which, GST shall merge with and into Telex (the "Merger"), with GST being the Surviving Corporation of the Merger and thereafter being referred to herein as the "Company";

                  WHEREAS, immediately after the Merger (a) Greenwich will own approximately 86% of the total issued and outstanding shares of common stock, par value $.0l per share, of the Company ("Common Stock"), and (b) each Management Stockholder will own (x) the number of shares of Common Stock set forth opposite such Management Stockholder's name on Schedule A hereto and (y) options to acquire the number of additional shares of Common Stock set forth opposite such Management Stockholder's name on Schedule A hereto;

                  WHEREAS, in connection with the Merger, the Company is adopting the Stock Option Plan (as defined below) under which the Management Stockholders will be granted additional options to acquire additional shares of Common Stock; and

                  WHEREAS, the Company has entered into a Securities Purchase Agreement with the purchasers named therein (the "Princes Gate Securityholders") dated as of May 6, 1997 (the "Securities Purchase Agreement") pursuant to which each Purchaser has agreed to purchase Subordinated Notes (as defined below) in accordance with the terms and conditions thereof;

                  WHEREAS, in certain circumstances, as provided in the Subordinated Notes, Holdings may issue Warrants (as defined below) to the Purchasers in satisfaction of certain obligations thereunder;

                  WHEREAS, the Company has entered into a Securityholders Agreement with the Princes Gate Securityholders dated as of May 6, 1997 (the "Securityholders Agreement"); and

                  WHEREAS, the parties hereto believe it to be in their best interests that they enter into this Agreement providing for certain rights and restrictions with respect to the shares of Common Stock owned from time to time by them or their transferees and providing for certain rights and restrictions in relation to the rights and obligations of the Princes Gate Securityholders and the Company under the Securityholders Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:

                  1.  Restrictions on Transfer of Shares.

                  1.1. Restriction on Transfers. Except for Transfers (as defined below) to a transferee pursuant to Section 1.2 (a "Management Permitted Transferee"), sales of shares of Common Stock to the Company pursuant to Section 2 and 3 and as otherwise provided in this Agreement, each Management Stockholder shall not, without the prior written consent of Greenwich, directly or indirectly, sell, pledge, mortgage, hypothecate, give, transfer, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of (hereinafter, "Transfer", and "Transferred" and "Transferring" shall have correlative meanings) any shares of Common Stock now or hereafter owned by such Management Stockholder, or any interest therein or rights relating thereto, including, without limitation, any Option now or hereafter owned by such Management Stockholder.

                  1.2. Management Permitted Transferees. Trust, Corporation, Partnership, etc. Subject to Section 24, each Management Stockholder may Transfer any shares of Common Stock now or hereafter owned by such Management Stockholder or any interest therein (i) for estate planning purposes of such Management Stockholder and with the prior written consent of the Board of Directors of the Company (the "Board"), which consent shall not be unreasonably withheld, to (A) a trust under which the distribution of the shares of Common Stock may be made only to beneficiaries who are such Management Stockholder, such Management Stockholder's spouse, parents or lineal descendants or members of such Management Stockholder's immediate family, (B) a charitable remainder trust, the income from which will be paid to such Management Stockholder during such Management Stockholder's life, (C) a corporation, the stockholders of which are only such Management Stockholder, such Management Stockholder's spouse, parents or lineal descendants or members of such Management Stockholder's immediate family or (D) a partnership, the partners of which are only such Management Stockholder, such Management Stockholder's spouse, parents or lineal descendants or members of such Management Stockholder's immediate family or (ii) in case of such Management Stockholder's death, by will or by the laws of intestate succession, to such Management Stockholder's executors, administrators, testamentary trustees, legatees or beneficiaries; provided, however, that in each such case, the shares of Common Stock so Transferred shall be subject to the provisions of Sections 2, 3 and 6 of this Agreement as though the Transferring Management Stockholder were the holder of such shares.

                  2. Sales to the Company.

                  2.1. The Management Stockholders. Subject to all subsections of this Section 2 and Section 5, each Management Stockholder shall have the right to sell to the Company, and the Company shall have the obligation to purchase from such Management Stockholder, all, but not less than all, of such

Management Stockholder's shares of Puttable Common Stock at their Fair Market Value if the employment of such Management Stockholder with the Company or any of its subsidiaries is terminated by the Company or any such subsidiary without Cause (as defined in Section 19.4) or terminates as a result of (a) the death or Disability (as defined in Section 19.4) of such Management Stockholder, (b) the resignation of such Management Stockholder for Good Reason (as defined in Section 19.6) or (c) the retirement of such Management Stockholder upon or after reaching the age of 65 ("Retirement"); it being understood and agreed that a Management Stockholder's exercise of such Management Stockholder's rights hereunder shall not limit such Management Stockholder's right to also exercise such Management Stockholder's put right in the future with respect to any shares of Common Stock which did not constitute shares of Puttable Common Stock at the time of such earlier exercise.

                  2.2. Notice. If any Management Stockholder wishes to sell shares constituting Puttable Common Stock pursuant to Section 2.1, such Management Stockholder (or such Management Stockholder's Permitted Transferee, as the case may be) shall so notify the Company in writing no later than the 180th day after the later to occur of (i) the event first giving rise to such Management Stockholder's right to sell such shares of Puttable Common Stock and
(ii) such Management Stockholder's acquisition of such shares of Puttable Common Stock. All such notices shall specify the number of shares of Puttable Common Stock such Management Stockholder owns.

                  2.3. Payment. Subject to Section 5, payment for shares of Common Stock constituting Puttable Common Stock sold by a Management Stockholder pursuant to Section 2.1, together with interest accrued thereon, if any, shall be made on the date that is 30 days (or the first business day thereafter if such 30th day is not a business day) following the date of the receipt by the Company of the Management Stockholder's notice pursuant to Section 2.2; provided, however, that if either the Company or such Management Stockholder declines to accept, in accordance with Section 4 hereof, a determination of Fair Market Value based on the then most recently established Valuation Formula, then such payment shall be made on the date that is 30 days (or the first business day thereafter if the 30th day is not a business day) following the date on which the Fair Market Value for such shares is established in accordance with the applicable provisions of Section 4 hereof. Any payments required to be made by the Company under this Section 2.3 shall accrue simple interest at a rate per annum equal to the prime rate as announced from time to time by The Chase Manhattan Bank (the "Prime Rate") from and including the date of termination of employment of the relevant Management Stockholder to but excluding the date the Company shall have made such payments.

                  3. Right of the Company to Purchase from Management Stockholders Shares of Common Stock.

                  3.1. Right to Purchase. Subject to all subsections of this
Section 3 and Section 5, the Company shall have the right to purchase from each Management Stockholder, and each Management Stockholder shall have the obligation to sell to the Company, all, but not less than all, of such Management Stockholder's shares of Common Stock, and all, but not less than all of such Management Stockholders' Vested Options:

                  (a) at the Fair Market Value of the shares of Common Stock to be purchased (and, in the case of Vested Options, at the excess of the aggregate Fair Market Value of all of the shares of Common Stock which are subject to the Vested Options to be purchased over the aggregate exercise price therefor) if the employment of such Management Stockholder's employment with the Company or any of its subsidiaries is terminated by the Company or any such subsidiary without Cause, or terminates as a result of (i) the death or Disability of such Management Stockholder, (ii) the resignation of such Management Stockholder for Good Reason or (iii) the Retirement of such Management Stockholder;

                  (b) at the lesser of the Fair Market Value and the Carrying Value (as defined in Section 4.4 (a)) of the shares of Common Stock to be purchased (and, in the case of Vested Options, at the lesser of (A) the excess of (x) the aggregate Fair Market Value of the shares of Common Stock which are subject to the Vested Options to be purchased over (y) the aggregate exercise price therefor and (B) the excess of the Carrying Value of the shares of Common Stock which are subject to the Vested Options to be purchased over (y) the aggregate exercise price therefor) if the employment of such Management Stockholder with the Company or any of its subsidiaries is terminated by the Company or any such subsidiary for Cause; or

                  (c) at the Fair Market Value or the Carrying Value (as defined in Section 4.4 (b)) of the shares of Common Stock to be purchased (and, in the case of Vested Options, at (A) the excess of (x) the Fair Market Value of the shares of Common Stock which are subject to the Vested Options to be purchased over (y) the aggregate exercise price therefor or (B) the excess of (x) the Carrying Value of the shares of Common Stock which are subject to the Vested Options to be purchased over (y) the aggregate exercise price therefor), in all cases (except for the proviso below) in the sole discretion of the Board, if the employment of such Management Stockholder with the Company or any of its subsidiaries is terminated for any reason other than as a result of an event described in paragraph (a) or (b) of this Section 3.1; provided, that, in the event that at the time of the purchase in question, the Fair Market Value is less than the Carrying Value, any such purchase shall be at the Carrying Value of the shares of Common Stock to be purchased (and, in the case of Vested Options, at the excess of (x) the Carrying Value of the shares of Common Stock which are subject to the Vested Options to be purchased over (y) the aggregate exercise price therefor).

                  3.2. Notice. If the Company wishes to purchase shares of Common Stock and/or Vested Options from a Management Stockholder pursuant to
Section 3.1, it shall so notify such Management Stockholder (or such Management Stockholder's estate, as the case may be) in writing not more than 60 days after the occurrence of the event giving rise to the Company's right to acquire such Management Stockholder's shares of Common Stock and/or Vested Options.

                  3.3. Payment. Subject to Section 5, payment for shares of Common Stock and/or Vested Options purchased by the Company pursuant to Section 3.1(a), together with interest accrued thereon, if any, shall be made on the date that is 30 days (or the first business day thereafter if the

30th day is not a business day) following the date of the receipt by a Management Stockholder of the Company's notice pursuant to Section 3.2; provided, however, that if such payment is in any way dependent on Fair Market Value and, either the Company or such Management Stockholder declines to accept, in accordance with Section 4 hereof, a determination of Fair Market Value based on the then most recently established Valuation Formula, then such payment shall be made on the date that is 30 days (or the first business day thereafter if the 30th day is not a business day) following the date on which the Fair Market Value for such shares is established in accordance with the applicable provisions of Section 4 hereof.

                  3.4. Deferral of Payments. Subject to Section 5 and in the sole discretion of the Board, payment for shares of Common Stock and/or Vested Options purchased by the Company pursuant to Section 3.1(b) or 3.1(c), in each case together with interest accrued thereon if any, shall be made as follows (or on a more accelerated schedule if the Board so elects):

                  (a) if the date of termination occurs prior to the third anniversary of the Effective Time, then one-third of the purchase price of the purchased shares and/or Vested Options shall be paid within 30 days following each of the third, fourth and fifth anniversaries of the Effective Time;

                  (b) if the date of termination occurs on or after the third anniversary of the Effective Time and prior to the fourth anniversary of the Effective Time, then (x) two-thirds of the purchase price of the purchased shares and/or Vested Options shall be paid within 30 days following such fourth anniversary and (y) one-third of the purchase price of the purchased shares and/or Vested Options shall be paid within 30 days following the fifth anniversary of the Effective Time;

                  (c) if the date of termination occurs on or after the fourth anniversary of the Effective Time and prior to the fifth anniversary of the Effective Time, then the purchase price of the purchased shares and/or Vested Options shall be paid within 30 days following such fifth anniversary; and

                  (d) if the date of termination occurs on or after the fifth anniversary of the Closing, then the purchase price of the purchased shares and/or Vested Options shall be paid contemporaneously with the surrender of the certificates representing the purchased shares.

                  3.5. Promissory Notes. Upon exercising any right to defer any payment for shares of Common Stock under Section 3.4 hereof, the Company shall promptly issue a promissory note to the Management Stockholder in question evidencing the Company's payment obligations with respect to such shares under Sections 3.4 and 3.6 hereof; it being understood and agreed that the Company shall not issue any such promissory note upon exercising any right to defer any payment for the purchase of any Vested Options under Section 4.

                  3.6. Interest. Any payments based on Fair Market Value required to be made by the Company under Section 3.1 shall accrue simple interest at a rate per annum equal to the Prime Rate on the amounts not paid from and including the date of termination to but excluding the date the Company shall have made such payments.

                  4. Purchase Price.

                  4.1. Valuation Formula. No later than 45 days following the end of each fiscal quarter of the Company, the Company shall provide to each holder of equity securities of the Company a statement (the "Valuation Statement") setting forth the Valuation Formula then in effect and the fair market value of the Company as of the end of the immediately preceding fiscal quarter determined on the basis of such Valuation Formula. The Valuation Statement shall reflect in reasonable detail the basis for such calculation of fair market value. The calculation of fair market value set forth in the Valuation Statement provided to Stockholders following the end of the Company's fiscal year shall be subject to review by the Company's independent accountants in connection with the year-end audit of the Company's financial statements. In the event that the Company's independent accountants determine that an error has been made in the calculation of fair market value reflected in such Valuation Statement, the Company shall promptly provide to the holders of equity securities of the Company a revised

Valuation Statement setting forth the correct calculation of fair market value.

                  4.2. Dispute Resolution Procedure. (a) In the event a Management Stockholder becomes entitled to put his shares pursuant to Section 2 or the Company is entitled to call a Management Stockholder's shares pursuant to
Section 3 of this Agreement, the Management Stockholder or the Company, as the case may be, shall indicate in their written notice of their intent to put or call (the "Valuation Trigger Notice") (a copy of which shall be delivered to Greenwich and the Princes Gate Investors) whether they accept a determination of fair market value based on the Valuation Formula. The parties receiving such Valuation Trigger Notice shall then have a period of 15 days to provide written notice (a "Valuation Response Notice") to each of the other parties stating whether they accept a determination of fair market value on such basis.

                  In the event any party (a "Disputing Party") indicates its intention to dispute fair market value as determined under the Valuation Formula, such Disputing Party or Parties shall include in the Valuation Trigger Notice or the Valuation Response Notice, as the case may be, such Disputing Party's valuation of the fair market value of the shares subject to the put or call. The parties shall meet promptly (but in any event within 15 days) following the delivery of the Valuation Response Notice and shall negotiate in good faith to agree upon a determination of fair market value.

                  If the parties are unable to reach an agreement on fair market value on a negotiated basis within 30 days, then the Disputing Party or Parties may request an appraisal. The appraisal shall be conducted by a nationally recognized investment bank or appraisal firm from a list of 5 such firms (the "Approved Appraisers") to be designated from time to time by mutual agreement of Greenwich, the Princes Gate Investors and the Management Stockholders (acting by majority vote). The Approved Appraiser shall be chosen (i) by the Management Stockholders (acting by majority vote) or the Company if either (but not both) is a non-Disputing Party and (ii) the Company, if both the Company and the Management Stockholders are non-Disputing Parties. In the event that both the Company and the Management Stockholders are Disputing Parties they shall attempt to agree on an

Approved Appraiser to conduct the appraisal. If they are unable to do so the Management Stockholders (acting by majority vote) and the Company shall each designate an Approved Appraiser and two appraisals shall be conducted. In all other cases, a single appraisal shall be conducted.

                  Notwithstanding the foregoing, (a) no Person may request an appraisal unless such Person holds Common Stock Equivalents (as defined in Section 7.1, assuming in the case of a Management Stockholder, the exercise in full of all Vested Options owned by such Management Stockholder) with a fair market value, based on the determination of fair market value set forth in the most recent Valuation Statement of the Company, of in excess of $500,000 and
(b) neither Greenwich nor the Princes Gate Investors shall be entitled to deliver a Valuation Response Notice or to become a Disputing Party until such time as Greenwich ceases to control the Company. For purposes of this section 4.2, Greenwich shall be deemed to control the Company for so long as Greenwich, together with its Affiliates, has the power to elect a majority of the Board of Directors of the Company.

                  4.3. Fair Market Value. (a) For the purposes of Sections 2 and 3 of this Agreement, the Fair Market Value of any share of Common Stock as of any date of determination prior to an Initial Public Offering shall be calculated based on (i) the determination of fair market value set forth in the most recent Valuation Statement prior to such date of determination, if the parties in question all agree to accept a determination of Fair Market Value based on such Valuation Formula, as provided in Section 4.2 hereof, (ii) the valuation agreed to by the parties in question, if the parties are required to, and successfully establish such value for such purpose pursuant to the negotiations provided for in the applicable provisions of Section 4.2 hereof,
(iii) the Appraisal conducted pursuant to the applicable provisions of Section
4.2 in order to determine the Fair Market Value of such shares of Common Stock, if the provisions of Section 4 result in only one Appraisal being conducted for such purpose or (iv) the average of the First Appraisal and the Second Appraisal which are conducted pursuant to the applicable provisions of Section 4.2 in order to determine the Fair Market Value of such shares of Common Stock, if both the Company and the Management Stockholder in question elect to cause such appraisals to be conducted for such purpose in accordance with Section 4.2 hereof. The "Fair Market Value" of any share of Common Stock to be determined pursuant to an Appraisal as of any Appraisal Date shall be (i) the fair market value of the entire Common Stock equity interest of the Company taken as a whole as of such Appraisal Date, without giving effect to any restrictions on transfer of shares, any lack of marketability discount, or the fact that such shares would represent a majority or minority interest, divided by (ii) the sum of (x) number of outstanding Common Stock Equivalent's as of such Appraisal Date plus
(y) the aggregate number of all shares of Common Stock which are issuable in respect of all Vested Options as of such Appraisal Date.

                  (b) For the purposes of Sections 2 and 3 hereof, the "Fair Market Value" of any share of Common Stock to be purchased pursuant to Sections 2 or 3 hereof as of any date after an Initial Public Offering shall be the average closing prices of the shares of Common Stock for the sixty trading days immediately preceding such date (or such lesser time period for which a trading market has existed); provided that if no trade is made of any such day, the average closing price on such day for purposes of the foregoing shall be deemed to be the average of the last bid and asked prices for such Common Stock on such day.

                  (c) For the purposes of Section 6.3 of this Agreement, the Fair Market Value of any share of Common Stock shall be calculated with reference to the Appraisal as of the most recent Appraisal Date prior to the date of the Involuntary Transfer.

                  4.4. Carrying Value. (a) For all purposes of Section 3.2(b) of this Agreement, the "Carrying Value" of any share of Common Stock being purchased by the Company shall be (X) in the case of all of the shares of Common Stock set forth on Schedule A hereto, including without limitation, all such shares subject to the Rollover Options set forth on Schedule A, $638.59 per share and (Y) in the case of all other shares of Common Stock, the product of the General Adjustment Percentage (as defined in Section 19.5) and the Fair Market Value of a share of Common Stock, together, in the case of all shares referred to in clause (X) above, with interest thereon from and including the date of the purchase of such shares and/or such Vested Options by the selling Management Stockholder (which date, in the case of all shares referred to in clause (X) of this Section 4.4(a), shall be deemed to be the date of the Closing) to but excluding the date of such purchase by the Company, less the amount of dividends paid to such Management Stockholder in respect of such share.

                  (b) For purposes of Section 3.1(c) of this Agreement, the "Carrying Value" of any share of Common Stock being purchased by the Company shall be equal to the greater of (X) $638.59 per share and (Y) the product of the Special Adjustment Percentage (as defined in Section 19.17) and the Fair Market Value of a share of Common Stock, together, in the case of all shares referred to in clause (a) above, with interest thereon from and including the date of the purchase of such shares and/or such Vested Options by the selling Management Stockholder (which date, in the case of all shares referred to in clause (a) of this Section 4.4(b), shall be deemed to be the date of the Closing) to but excluding the date of such purchase by the Company, less the amount of dividends paid to such Management Stockholder in respect of such share.

                  4.5. Other Defined Terms. For purposes of this Section 4, the following terms shall have the following respective meanings:

                  The Valuation Formula shall mean:

    (LTM EBITDA x EBITDA Multiple)-Principal Indebtedness + Cash
--------------------------------------------------------------------------------
                  the total number of outstanding Common Stock
                  Equivalents on a fully diluted basis (including, for this purpose, any shares of convertible preferred stock to the extent (and only to the extent) that such shares constitute In The Money Shares (as defined below)

or such other formula as may be agreed from time to time by Greenwich, the Princes Gate Investors and Management Stockholders holding a majority of the shares of Common Stock then held by all Management Stockholders, calculated on a fully diluted basis.

                  "Adjusted Merger Consideration" shall mean the aggregate Merger Consideration paid under the Recapitalization and Plan of Merger Agreement, without regard to the adjustment provided for in clause (c) of the definition of the term "Merger Consideration" in the Merger Agreement.

                  "EBITDA Multiple" shall mean following the effective time of the Merger, the Adjusted Merger Consideration plus the principal amount of the Company's 12% Senior Notes Due 2004 less Closing Cash divided by LTM EBITDA for the twelve-month period ending on the last day of the month immediately preceding the effective time of the Merger. The EBITDA Multiple shall be subject to adjustment from time to time by the Board of Directors in its good faith judgment, taking into account as appropriate EBITDA Multiples for comparable publicly traded companies and, to the extent available, for comparable private companies which have been recently subject to a change of control transaction.

                  "In The Money Shares" shall mean, as of any date of determination, all shares of convertible preferred stock of the Company which are then convertible into Common Stock at a conversion price (including all applicable premiums) which is equal to or less than the fair market value of the Common Stock, treating such shares of convertible preferred stock as shares of Common Stock for purposes of calculating the fair market value of the Common Stock pursuant to the Valuation Formula.

                  "LTM EBITDA" shall mean the EBITDA of the Company as defined in its bank credit agreement for the twelve-month period ending on the last day of the month immediately preceding any determination of fair market value pursuant to the Valuation Formula.

                  "Principal Indebtedness" shall mean the sum of the aggregate principal amount of any indebtedness for borrowed money of the Company and the aggregate liquidation value of all outstanding shares of preferred stock of the Company, other than any In The Money Shares.

                  4.6. Costs. If there are two appraisals, each party shall be responsible for paying the costs of its own appraisal. If the Company is the sole Disputing Party, or if a Management Stockholder (or Stockholders), Greenwich, and the Princes Gate Investors are the sole Disputing Parties and the resulting appraisal exceeds the Valuation

Formula by 10% or more, the Company shall pay the full amount of the appraisal. If a Management Stockholder (or stockholders), Greenwich and the Princes Gate Investors are and the sole Disputing Parties and the resulting appraisal exceeds the Valuation Formula by less than 10%, or is equal to or less than the Valuation Formula, the fees and expenses of the Approved Appraiser shall be shared equally by the Company and such Disputing Party or Parties on a per capita basis (treating the disputing Management Stockholders as a single person for such purpose). In such event, the Company shall advance the portion of the fees and expenses of the Approved Appraiser owed by the Management Stockholders, and such fees and expenses shall be deducted from the proceeds to be paid to such Management Stockholder (or Stockholders on a pro rata basis) when he receives payment for his shares.

                  5. Prohibited Purchases, etc.

                  5.1. Prohibited Purchases. Notwithstanding any thing to the contrary herein, but subject to Sections 5.2 and 5.3 hereof, the Company shall not be permitted or obligated to purchase any shares of Common Stock and/or Vested Options from a Management Stockholder hereunder to the extent (a) the Company is prohibited from purchasing such shares and/or such Vested Options by applicable law or by any debt instruments or agreements, including any amendment, renewal, extension, substitution, refinancing, replacement or other modification thereof (the "Financing Documents") entered into by the Company or any of its subsidiaries, (b) a default shall have occurred and be continuing under any Financing Document, (c) the purchase of such shares and/or such Vested Options would, or in the opinion of the Board might, result in the occurrence of an event of default under any Financing Document or create a condition which would or might, with notice or lapse of time or both, result in such an event of default, (d) the purchase of such shares and/or such Vested Options would, in the reasonable opinion of the Board, be materially adverse to the Company and its subsidiaries, taken as a whole, in view of (i) the financial condition (then-present or projected) of the Company or any of its subsidiaries or (ii) the anticipated impact of the purchase of such shares and/or such Vested Options on the Company's or any of its subsidiaries' ability to meet its respective obligations under any Financing Document, (e) the purchase of such shares and/or such Vested Options, in the reasonable opinion of the Board (based on advice from a nationally recognized accounting firm), would be reasonably likely to have a negative effect on the ability of the Company to treat the Merger as a recapitalization for financial accounting purposes under applicable accounting rules. If shares of Common Stock which the Company has the right or obligation to purchase on any date exceed the total amount permitted to be purchased on such date pursuant to the preceding sentence (the "Maximum Amount"), the Company shall purchase on such date only that number of shares of Common Stock equal to the Maximum Amount (and shall not be required to purchase more than the Maximum Amount) in such amounts as the Board shall in good faith determine, applying the following order of priority (and treating, for all of the following purposes of this Section 5, all Vested Options which the Company has the right or obligation to purchase on such date as constituting the number of shares of Common Stock for which such Vested Options are then exercisable):

                  (i) First, all shares of Common Stock (a) which constitute Rollover Shares or which were or are issuable in respect of Rollover Options and (b) which are being purchased by the Company by reason of the termination of a Management Stockholder's employment due to death or Disability, provided that, to the extent that the number of such shares of Common Stock that the Company is obligated to purchase from such Management Stockholders (but for this Section 5) exceeds the Maximum Amount, such shares of Common Stock pro rata among such Management Stockholders on the basis of the number of such shares of Common Stock held by each of such Management Stockholders that the Company is obligated or has the right to purchase, and

                  (ii) Second, to the extent that the Maximum Amount is in excess of the amount the Company purchases pursuant to clause (i) above, all of the other shares of Common Stock of all Management Stockholders whose shares of Common Stock are being purchased by the Company by reason of termination of employment due to death or Disability and, to the extent that the number of such other shares of Common Stock that the Company is obligated to purchase from such Management Stockholders (but for this Section 5) exceeds the Maximum Amount, such other shares of Common Stock pro rata among such Management Stockholders on the basis of the number of such other shares of Common Stock held by each of such Management Stockholders that the Company is obligated or has the right to purchase, and

                  (iii) Third, to the extent that the Maximum Amount is in excess of the amount the Company purchases pursuant to clause (ii) above, all shares of Common Stock (a) which constitute Rollover Shares or which were or are issuable in respect of Rollover Options and (b) which are being purchased by the Company by reason of termination of employment without Cause or due to Retirement or resignation for Good Reason, provided that, to the extent that the number of such shares of Common Stock that the Company is obligated to purchase from such Management Stockholders (but for this Section 5) exceeds the Maximum Amount, such shares of Common Stock pro rata among such Management Stockholders on the basis of the number of such shares of Common Stock held by each of such Management Stockholders that the Company is obligated or has the right to purchase, and

                  (iv) Fourth, to the extent that the Maximum Amount is in excess of the amount the Company purchases pursuant to clause (iii) above, all other shares of Common Stock of all Management Stockholders whose shares of Common Stock are being purchased by the Company by reason of termination of employment without Cause or due to Retirement or resignation for Good Reason and, to the extent that the number of such other shares of Common Stock that the Company is obligated to purchase from such Management Stockholders (but for this Section 5) exceeds the Maximum Amount, such other shares of Common Stock pro rata among such Management Stockholders on the basis of the number of such other shares of Common Stock held by each of such Management Stockholders that the Company is obligated or has the right to purchase, and

                  (v) Fifth, to the extent the Maximum Amount is in excess of the amounts the Company purchases pursuant to clauses (i), (ii), (iii) and (iv) above, the shares of Common Stock of all other Management Stockholders whose shares of Common Stock are being purchased by the Company up to the Maximum Amount and, to the extent that the number of shares of Common Stock that the

         Company is obligated to purchase from such Management Stockholders (but for this Section 5) exceeds the Maximum Amount, the shares of Common Stock of such Management Stockholders in such order of priority and in such amounts as the Board in its sole discretion shall in good faith determine to be appropriate under the circumstances.

Notwithstanding anything to the contrary contained in this Agreement, if the Company is unable to make any payment when due to any Management Stockholder under this Agreement by reason of this Section 5, the Company shall make such payment, together with interest accrued thereon, if any, at the earliest practicable date permitted under this Section 5. Any such payment shall accrue simple interest (or if such payment is accruing interest at such time, shall continue to accrue simple interest) at a rate per annum equal to the Prime Rate from and including the date such payment is due and owing to but excluding the date such payment is made.

                  5.2. Prohibited Purchases Termination Date. The provisions of
Section 5 hereof shall cease to apply to any shares of Common Stock and/or Vested Options on the Prohibited Purchases Termination Date (as defined in
Section 19.11) for such shares and/or Vested Options.

                  5.3. Special Right With Respect to Certain Puts and Calls. Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that the Company may fully satisfy its purchase obligations with respect to any shares of Common Stock and/or Vested Options which are to be purchased or sold by it pursuant to Section 2 or 3 hereof as a result of any exercise of any right under either such Section after an Initial Public Offering by causing such Common Stock and/or the Common Stock issuable upon exercise of such Vested Options to be sold in a registered public offering under the Securities Act of 1933, as amended. If the Company shall so exercise its right to cause any such shares of Common Stock to be so registered, the Company shall cause such shares to be registered as soon as is commercially reasonable under all of the then prevailing circumstances (with due regard to the considerations addressed by Section 14 hereof) and each Management Stockholder whose shares of Common Stock are to be so sold in such registered offering shall cooperate with the Company to effect such registration and sale of such shares, which cooperation, in the case of any Management Stockholder whose Vested Options are being purchased by the Company pursuant to Section 3, shall include the exercise of such Vested Option prior to the date of such public offering.

                  6. Involuntary Transfers. In the case of any transfer of title or beneficial ownership of shares of Common Stock and/or Vested Options upon default, foreclosure, forfeit, divorce, court order or otherwise than by a voluntary decision on the part of a Management Stockholder (each, an "Involuntary Transfer"), the Company shall have the right to purchase such shares and/or Vested Options pursuant to this Section 6. Upon the Involuntary Transfer of any shares of Common Stock and/or Vested Options, such Management Stockholder shall promptly (but in no event later than two days after such Involuntary Transfer) furnish written notice (the "Notice") to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Person to whom such shares have been transferred (the "Involuntary Transferee"), giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Upon the receipt of the Notice, and for 60 days thereafter, the Company shall have the right to purchase, and the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the shares of Common Stock and/or Vested Options acquired by the Involuntary Transferee for a purchase price equal to the Fair Market Value of such shares of Common Stock.

                  7. Tag-Along and Drag-Along Rights.

                  7.1. Tag-Along Rights. Greenwich shall not sell any shares of Common Stock to any one or more third parties if such shares, together with all shares of Common Stock that shall have been previously sold by Greenwich and its Permitted Assignees (as defined below) to one or more third parties, would represent more than 34% of the aggregate number of shares of Common Stock held by Greenwich immediately after the date of this Agreement, unless each Management Stockholder is offered a pro rata right (based on the number of Common Share Equivalents owned by each such Management Stockholder and taking into account the number of Common Share Equivalents owned by the Princes Gate Investors) to participate in such sale for a purchase price per share of Common Stock and on other terms and conditions not less favorable to such Management Stockholder than those applicable to Greenwich. For the purposes of this Section 7.1, a sale to a "third party" shall not include (a) a sale by Greenwich to any Person that directly, or indirectly through one or more intermediaries, controls, or is con trolled by, is under common control with, Greenwich ("Permitted Assignee") or (b) a sale pursuant to an effective registration statement (a "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The number of "Common Share Equivalents" represented by an Equity Security is (i) in the case of a share of Common Stock, one, and (ii) in the case of all or a portion of any Warrant, the number of shares of Common Stock receivable upon exercise of such Warrant (or such portion of such Warrant).

                  7.2. Drag-Along Rights. If Greenwich proposes to sell to any one or more third parties shares of Common Stock which, together with all shares of Common Stock that shall have been previously sold by Greenwich and its Permitted Assignees to one or more third parties, would represent more than 50% of the aggregate number of shares of Common Stock held by Greenwich immediately after the date of this Agreement, then, upon request by Greenwich, each Management Stockholder shall be required to join Greenwich in such sale on a pro rata basis (based on each such Management Stock holder's ownership of Common Share Equivalents after exercise of all Vested Options then held by such Management Stockholder and taking into account the number of Common Share Equivalents owned by the Princes Gate Investors) for a purchase price per share of Common Stock and on other terms and conditions not less favorable to each than those applicable to Greenwich. For the purposes of this Section 7.2, a sale to a "third party" shall not include a sale to any Permitted Assignee or a sale pursuant to a Registration Statement.

                  8. Registrations Upon Request.

                  8.1. Requests. At any time after the date hereof, Greenwich shall have the right to make up to four requests that the Company effect a public offering under the Securities Act pursuant to a Registration Statement (a "Registration") of any of the Registrable Securities of Greenwich, each such request to specify the intended method or methods of disposition thereof, provided, that (a) if Greenwich determines in its good faith judgment to withdraw the proposed Registration of any Registrable Securities it shall have requested to be registered pursuant to this Section 8.1 due to marketing or regulatory reasons or (b) the Registration Statement relating to any such request is not declared effective within 90 days of the date such Registration Statement is first filed with the Commission or (c) if, within 180 days after the Registration relating to any such request shall have become effective, such Registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved within 30 days to the reasonable satisfaction of Greenwich or (d) the conditions to closing specified in the underwriting agreement entered into in connection with the Registration relating to any such request are not satisfied (other than as a result of a default or breach thereunder by Greenwich), then such request shall not be counted for purposes of the request limitations set forth above. Upon any such request, the Company will promptly, and in any event within 15 days of its receipt thereof, give written notice of such request to all holders of Registrable Securities and thereupon the Company will, subject to Section 8.2, use its best efforts to effect the prompt Registration under the Securities Act of the Registrable Securities which the Company shall have been so requested to register by Greenwich pursuant to this Section 8.1, all to the extent required to permit the disposition of the Registrable Securities so to be registered in accordance with Greenwich's intended method or methods of disposition of such Registrable Securities.

                  8.2. Filing of Registration Statements. Notwithstanding the foregoing, but subject to the rights of holders of Registrable Securities under
Section 9, if the Company has pending or in process a material transaction, the disclosure of which would, in the good faith judgment of the Board, materially and adversely affect the Company, the Company may furnish to Greenwich a certificate signed by the President of the Company so stating and the Company may defer the filing (but not the preparation) of a Registration Statement for a period of not more than 60 days (but the Company shall use its best efforts to resolve the transaction and file the Registration Statement as soon as possible).

                  8.3. Registration Statement Form. Each Registration requested pursuant to Section 8.1 shall be effected by the filing of a Registration Statement on a form agreed to by Greenwich.

                  8.4. Expenses. The Company will pay all Registration Expenses in connection with any Registrations requested under Section 8.1.

                  8.5. No Company Initiated Registration. After receipt of notice of a requested Registration pursuant to Section 8.1, the Company shall not initiate, without the consent of Greenwich, a registration of any of its securities for its own account until 90 days after such Registration shall have been effected or such Registration shall have been terminated.

                  9. Registration Rights.

                  9.1. Incidental Registrations. If the Company at any time proposes to register any of its equity securities under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor form) at any time when Greenwich owns less than 35% of the Common Stock on a fully diluted basis, and the registration form to be used may be used for the Registration of Registrable Securities, it will give prompt written notice to all Management Stockholders of its intention to do so. Upon the written request of any such Management Stockholder made within 20 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such holder and the intended method or methods of disposition thereof), the Company shall use its best efforts to effect the Registration under the Securities Act of all such Registrable Securities in accordance with such intended method or methods of disposition, provided that:

                  (a) if such Registration shall be in connection with any public offering by the Company, the Company shall not include any Registrable Securities in such proposed Registration if the Board shall have determined, after consultation with the managing underwriter for such offering, that it is not in the best interests of the Company or Greenwich, as the case may be, to include such Registrable Securities in such Registration;

                  (b) if, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of a Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to register such equity securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, shall not be obligated to register any Registrable Securities in connection therewith (but shall nevertheless pay the Registration Expenses in connection therewith); and

                  (c) if a Registration pursuant to this Section 9.1 involves an underwritten offering, and the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting Registration thereof) that, in its opinion, the number of securities requested and otherwise pro posed to be included in such Registration exceeds the number which can be sold in such offering without materially and adversely affecting the offering price, the Company will include securities requested and otherwise proposed to be registered in such Registration to the extent of the number which the Company is so advised can be sold in such offering without such material adverse effect on the following basis: (i) priority in a registration initiated by a holder exercising a contractual right to demand such registration shall be given (a) first, to the securities offered for the account of such holder, ((b) second, pro rata among securities of the Company requested to be registered by Greenwich or the Princes Gate Investors (if not included in clause (a)), (c) third, pro rata among the securities of the Company requested to be registered by the Management Stockholders, and (d) fourth, to the securities offered for the account of the Company, and (ii) priority in a registration initiated by the Company in connection with the sale of its equity securities for its own account shall be given (a) first, to securities offered for the account of the Company, (b) second, pro rata among securities of the Company requested to be registered by Greenwich and the Princes Gate Investors, and (c) third, pro rata among securities of the Company requested to be registered by the Management Stockholders. Notwithstanding the foregoing, the Management Stockholders shall not be entitled to participate in any such Registration pursuant to this
         Section 9 to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) shall determine in good faith that the participation of management would adversely affect the marketability of the securities being sold by Greenwich or the Company in such Registration.

                  9.2. Registration Expenses. The Company shall pay all Registration Expenses in connection with each Registration of Registrable Securities requested pursuant to this Section 9. No Registration effected under this Section 9 shall relieve the Company of its obligation to effect Registrations pursuant to Section 8.

                  10. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the Registration of any Registrable Securities under the Securities Act as provided in Sections 8 or 9, the Company shall promptly:

                  (a) prepare and, as soon as practicable, and in any event within 120 days thereafter, file with the Commission, a Registration Statement with respect to such Registrable Securities, make all required filings with the NASD and use its best efforts to cause such Registration Statement to become effective;

                  (b) prepare and promptly file with the Commission such amendments and post-effective amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for so long as is required to comply with the provisions of the Securities Act and to complete the disposition of all securities covered by such Registration Statement in accordance with the intended method or methods of disposition thereof, but in no event for a period of more than six months after such Registration Statement becomes effective;

                  (c) furnish to counsel selected by Greenwich or, if Greenwich is not participating in such Registration, the Majority Holders (as defined in Section 19.8), copies of all documents proposed to be filed with the Commission in connection with such Registration, which documents will be subject to the review of such counsel and Greenwich or the Majority Holders, as the case may be, and the Company shall not file any amendment or post-effective amendment or supplement to such Registration Statement or the prospectus used in connection therewith to which Greenwich or the Majority Holders, as the case may be, shall have reasonably objected in writing on the grounds that such amendment or supplement does not comply (explaining why) in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                  (d) furnish to each seller of Registrable Securities, without charge, such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits and documents filed therewith) and such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller in accordance with the intended method or methods of disposition thereof;

                  (e) use its best efforts to register or qualify such Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition of such Registrable Securities in such jurisdictions in accordance with the intended method or methods of disposition thereof, provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

                  (f) use its best efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

                  (g) furnish to each seller of Registrable Securities a signed counterpart, addressed to the sellers, of

                           (i) an opinion of counsel for the Company experienced
                  in securities law matters, dated the effective date of the Registration Statement (and, if such Registration includes an underwritten public offering, the date of the closing under the underwriting agreement), and

                           (ii) a "comfort" letter (unless such a letter is
                  pursuant to Section 11 and is not otherwise being furnished to the Company), dated the effective date of such Registration Statement (and if such Registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have issued an audit report on the Company's financial statements included in the Registration Statement, covering such matters as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other matters as Greenwich or, if Greenwich is not participating in the registration, the Majority Holders may reasonably request;

                  (h) notify each seller of any Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event or existence of any fact as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, as promptly as is practicable, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Section 11(a) of the Securities Act, and of Rule 158 under the Securities Act) covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement;

                  (j) notify each seller of any Registrable Securities covered by such Registration Statement (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

                  (k) use every reasonable effort to obtain the lifting of any stop order that might be issued suspending the effectiveness of such Registration Statement at the earliest possible moment;

                  (l) use its best efforts (i) (A) to list such Registrable Securities on any securities exchange on which the equity securities of the Company are then listed or, if no such equity securities are then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange, or (B) if such listing is not practicable, to secure designation of such securities as a NASDAQ "national market system security" within the meaning of Rule 11(A)(a)2-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or, failing that, to secure NASDAQ authorization for such Registrable Securities, and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD, and (ii) to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such Registration Statement;

                  (m) enter into such agreements and take such other actions as Greenwich, or, if Greenwich is not participating in such Registration, the Majority Holders, or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for, and participating in, such number of "road shows" and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition; and

                  (n) use its reasonable best efforts to take all other steps necessary to effect the Registration of such Registrable Securities contemplated hereby.

                  11. Furnishing of Information; Reasonable Investigation. (a) The Company may require each seller of any Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding such seller, its ownership of Registrable Securities and the disposition of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

                  (b) In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, the Company will give the holders of such Registrable Securities so to be registered and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to the financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued audit reports on its financial statements as shall be reasonably requested by such holders in connection with such Registration Statement.

                  12. Amendments to Registration Statement. (a) The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any seller of any Registrable Securities covered thereby by name, or otherwise identifies such seller as the holder of any Registrable Securities, without the consent of such seller, such consent not to be unreasonably withheld, unless such disclosure is required by law.

                  (b) Each holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 10(j), such holder will promptly discontinue such holder's disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 10(j). If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, in such holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 10(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 10(j).

                  13. Underwritten Offerings.

                  13.1. Underwriting Agreement. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a Registration requested under Sections 8 or 9, the Company shall enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to Greenwich and to the underwriters and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 16. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement. Any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such under writers shall be made to and for the benefit of such holders of Registrable Securities.

                  13.2. Selection of Underwriters. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account pursuant to an underwritten offering, the Company will have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering, but only with the approval of Greenwich, such approval not to be unreasonably withheld, provided that whenever a registration requested pursuant to Section 8 is for an underwritten offering, Greenwich will have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering.

                  14. Holdback Agreements. (a) If and whenever the Company proposes to register any of its equity securities under the Securities Act for its own account (other than on Forms S-4 or S-8 or any successor form) or is required to use its best efforts to effect the Registration of any Registrable Securities under the Securities Act pursuant to Sections 8 or 9, each holder of Registrable Securities agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities within seven days prior to and 90 days (unless advised by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of the Registration Statement relating to such Registration, except as part of such Registration.

                  (b) The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities within seven days prior to and 90 days (unless advised by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of such Registration Statement (except as part of such Registration or pursuant to a Registration on Form S-4 or S-8 or any successor form). In addition, the Company shall cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, whether outstanding on the date of this Agreement or issued at any time after the date of this Agreement (other than any such securities acquired in a public offering), to agree not to effect any such public sale or distribution of such securities during such period, except as part of any such Registration if permitted, and to cause each such holder to enter into a similar agreement to such effect with the Company.

                  15. No Grant of Future Registration Rights. The Company shall not grant any other demand or incidental registration rights to any other Person without the prior written consent of Greenwich.

                  16. Indemnification.

                  16.1. Indemnification by the Company. In the event of any Registration of any Registrable Securities pursuant to this Agreement, the Company shall indemnify and hold harmless (a) the seller of such Registrable Securities, (b) the directors, officers, partners, employees, agents and affiliates of such seller, (c) each Person who participates as an underwriter in the offering or sale of such securities and (d) each Person, if any, who controls (with the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing against any and all losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several, directly or indirectly based upon or arising out of (i) any untrue statement or alleged untrue statement of a fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or used in connection with the offering of securities covered thereby, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with enforcing its rights hereunder or under the underwriting agreement entered into in connection with such offering or investigating, preparing, pursuing or defending any such loss, claim, damage, liability, action or proceeding, except insofar as any such loss, claim, damage, liability, action, proceeding or expense arises out of or is based upon an untrue statement or omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation thereof. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party and shall survive the transfer of such Registrable Securities by such seller. The indemnity agreement contained in this Section 16 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

                  16.2. Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed pursuant to Sections 8 or 9 that the Company shall have received an undertaking satisfactory to it from each of the prospective sellers of such Registrable Securities to indemnify and hold harmless, severally, not jointly, in the same manner and to the same extent as set forth in Section 16.1, the Company, its directors and officers and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such Registrable Securities by such seller. The indemnity agreement contained in this Section 16.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld). The indemnity provided by each seller of Registrable Securities under this Section 16.2 shall be limited in amount to the net amount of proceeds actually received by such seller from the sale of Registrable Securities pursuant to such Registration Statement.

                  16.3. Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 16, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 16, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reason ably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof except for the reasonable fees and expenses of any counsel retained by such indemnified party to monitor such action or proceeding. Notwithstanding the foregoing, if such indemnified party shall reasonably determine, based upon advice of its independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                  16.4. Indemnification Payments. Any indemnification required to be made by an indemnifying party pursuant to this Section 16 shall be made by periodic payments to the indemnified party during the course of the action or proceeding, as and when bills are received by such indemnifying party with respect to an indemnifiable loss, claim, damage, liability or expense incurred by such indemnified party.

                  16.5. Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses in such proportion as is appropriate to reflect the relative benefits to and faults of the indemnifying party on the one hand and the indemnified party on the other in connection with the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) and the statements or omissions or alleged statements or omissions which resulted in such loss, claim, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 16.5 except to the extent and under such circumstances as such party would have been liable to indemnify under this
Section 16.5 if such indemnification were enforceable under applicable law.

                  17. Stock Splits, etc. Each holder of Registrable Securities agrees that it will vote to effect a stock split or combination with respect to any Registrable Securities in connection with any Registration of such Registrable Securities hereunder, or otherwise, if the managing under writer shall advise the Company in writing (or, in connection with an offering that is not underwritten, if an investment banker shall advise the Company in writing) that in its opinion such a stock split or combination would facilitate or increase the likelihood of success of the offering. The Company shall cooperate in all respects in effecting any such stock split or combination.

                  18. Termination. Any party to, or Person who is subject to, this Agreement which ceases to own shares of Common Stock and/or Vested Options shall cease to be a party to, or Person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder; provided, however, that a Transfer of shares of Common Stock and/or Vested Options not explicitly permitted under this Agreement shall not relieve a Stockholder of any of its obligations hereunder. All rights and obligations pursuant to Sections 1, 2, 3, 4, 5, 6 and 7.1 of this Agreement shall terminate upon the date on which Greenwich owns less than 50% of the amount of Common Stock held by it as of immediately after the Effective Time, in each case calculated on a fully diluted basis. All rights and obligations pursuant to Section 7.2 of this Agreement shall terminate upon the closing of a Registration that covers (together with prior Registrations) not less than 50% of the then outstanding shares of Common Stock, calculated on a fully diluted basis. All rights and obligations under this Agreement shall terminate as to any particular Registrable Securities at such time as they cease to be Registrable Securities.

                  19. Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings.

                  19.1. "Affiliate" shall mean, with respect to any Person, (a) any Person that directly or indirectly controls, is controlled by or under common control with, such Person, or (b) any director, officer, partner, member or employee of such Person or any Person specified in clause (a) above. Notwithstanding the foregoing, none of The Travelers Insurance Company, The Travelers Life and Annuity Company, Smith Barney Holdings Inc. or any of their respective subsidiaries shall be deemed to be an Affiliate of the Company for any purpose under Section 21.3 of this Agreement.

                  19.2. "Cause" means (i) the willful failure by the Management Stockholder to perform substantially his duties as an employee of the Company or any Subsidiary (other than any such failure due to physical or mental illness) after a demand for substantial performance is delivered to the Management Stockholder by the executive to which the Management Stockholder reports or by the Board, which notice identifies the manner in which such executive or the Board, as the case may be, believes that the Management Stockholder has not substantially performed his duties, (ii) the Management Stockholder's engaging in willful and serious misconduct that is or is expected to be injurious to the Company or any Subsidiary, (iii) the Management Stockholder's having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony, (iv) the willful and material breach by the Management Stockholder of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company, any Subsidiary or any Affiliate or not to compete or interfere with the Company, any Subsidiary or any Affiliate or (v) any willful material violation by the Management Stockholder of any federal, state or foreign securities laws; provided that in the event that the Management Stockholder is employed by the Company or a Subsidiary under an effective employment agreement on the date of determination and such employment agreement shall contain a different definition of Cause, the definition of Cause contained in such employment agreement shall be substituted for the definition set forth above for all purposes hereunder.

                  19.3. "Closing" shall mean the date of the closing under the Merger Agreement.

                  19.4. "Disability" The termination of the employment of any Management Stockholder by the Company or any of its subsidiaries shall be deemed to be by reason of a "Disability" if such Management Stockholder sustains an illness or accident occurring during the period of such Management Stockholder's employment which prevents such Management Stockholder from performing such Management Stockholder's duties for a period in excess of 270 days (whether or not consecutive) or 180 consecutive days, as the case may be, in any twelve-month period during such period of employment.

                  19.5. "Equity Securities" shall mean, with respect to Greenwich or the Management Stockholders, the shares of Common Stock, and with respect to any Princes Gate Investor the Warrants and the Warrant Shares.

                  19.6. "General Adjustment Percentage" means (v) at any time prior to the second anniversary of the Closing, 20%, (w) at any time on or after the second anniversary of the Closing and prior to the third anniversary of the Closing, 40%, (x) at any time on or after the third anniversary of the Closing and prior to the fourth anniversary of the Closing, 60%, (y) at any time on or after the fourth anniversary of the Closing and prior to the fifth anniversary of the Closing, 80% and (z) at any time thereafter, 100%.

                  19.7. "Good Reason" A termination of a Management Stockholder's employment with the Company or any of its subsidiaries shall be for "Good Reason" if such Management Stockholder voluntarily terminates his employment with the Company or any of its subsidiaries within 60 days following:

                  (a) a material diminution, without the written consent of such Management Stockholder, in the nature or scope of such Management Stockholder's rights, authority, responsibilities and duties with the Company;

                  (b) without the Management Stockholder's prior written consent, a significant reduction by the Company or such subsidiary of such Management Stockholder's current salary, other than any such reduction which is part of a general salary reduction or other concessionary arrangement affecting all employees or affecting the group of employees of which the Management Stockholder is a member; or

                  (c) the taking of any action by the Company or such subsidiary that would substantially diminish the aggregate value of the benefits provided him or her under the Company's or any of its subsidiaries' accident, disability, life insurance and any other employee benefit plans in which he or she was participating on the date of such Management Stockholder's execution of this Agreement, other than any such reduction which is (i) required by law, (ii) implemented in connection with a general concessionary arrangement affecting all employees or affecting the group of employees of which the Management Stockholder is a member or (iii) generally applicable to all beneficiaries of such plans;

provided that in the event that the Management Stockholder is employed by the Company or a Subsidiary under an effective employment agreement on the date of determination and such employment agreement shall contain a different definition of Good Reason, the definition of Good Reason contained in such employment agreement shall be substituted for the definition set forth above for all purposes hereunder.

                  19.8. "Initial Public Offering" shall mean the initial public offering of the Company's Common Stock following which the Company's Common Stock is traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System.

                  19.9. "Majority Holders" shall mean with respect to any Registration in which Greenwich is not participating, the holders of more than 50% of the Registrable Securities proposed to be sold in connection with such Registration.

                  19.10. "Option" shall mean any option to acquire Common Stock from the Company, whether granted pursuant to the Stock Option Plan, or otherwise.

                  19.11. "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  19.12. "Princes Gate Investor" shall mean the Princes Gate Stockholders and any of their permitted transferees.

                  19.13. "Prohibited Purchases Termination Date" shall mean (A) in the case of the purchase of any shares of Common Stock and/or Vested Options which is prohibited under the provisions of Section 5.1 hereof (other than under clause (e) of Section 5), the first of the following to occur after the date such prohibition is first established:

(i) an Initial Public Offering and (ii) the closing of any transaction pursuant to which all of the indebtedness of the Company which is outstanding immediately prior to such transaction is refinanced, refunded or replaced, and (B) in the case of any purchase of any shares of Common Stock and/or Vested Options the purchase of which is prohibited under the provisions of clause (e) of Section
5.1 hereof, the closing of an Initial Public Offering after the date on which such prohibition under clause (e) of Section 5.1 is first established.

                  19.14. "Puttable Common Stock" means, with respect to any Management Stockholder as of any date of determination, all shares of Common Stock which have been held by such Management Stockholder for at least 180 days as of such date of determination.

                  19.15. "Registrable Securities" shall mean (a) the shares of Common Stock held by (i) Greenwich, (ii) subjection to Section 24, any Person to whom Greenwich Transfers all or any of its shares of Common Stock, (iii) the Management Stockholders, (iv) the Management Permitted Transferees or (v) any other Person made a party hereto pursuant to the terms hereof (including any such shares issued or issuable upon exercise of Options) and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable in respect of, in exchange for, or in substitution for such shares of Common Stock (including any such shares issued or issuable in respect of, in exchange for or in substitution of Options), by reason of any stock dividend, split or reverse split, or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) they shall have been sold to the public pursuant to Rule 144 under the Securities Act or (iii) they shall have ceased to be outstanding.

                  19.16. "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with any Registration pursuant to this Agreement, including, without limitation, (a) Registration, filing and National Association of Securities Dealers ("NASD") fees, (b) fees and expenses of complying with securities or blue sky laws, (c) fees and expenses associated with listing securities on an exchange or national market, (d) word processing, duplicating and printing expenses, (e) messenger and delivery expenses, (f) transfer agents', trustees', depositories', registrars' and fiscal agents' fees, (g) fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters, (h) reasonable fees and disbursements of any one counsel retained by the sellers of Registrable Securities, which counsel shall be designated by Greenwich, and if Greenwich is not participating in such registration, by the Majority Holders, and (i) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

                  19.17. "Rollover Options" shall have the meaning specified in the Merger Agreement

                  19.18. "Rollover Shares" shall have the meaning specified in the Merger Agreement.

                  19.19. "Special Adjustment Percentage" means (x) at any time prior to the second anniversary of the Closing, 33%, (y) at any time on or after the second anniversary of the Closing and prior to the second anniversary of the Closing, 66%, and (z) at any time thereafter, 100%.

                  19.20. "Subordinated Notes" shall mean the Company's 15% Step-Up Subordinated Notes due May 6, 2009.

                  19.21. "Stock Option Plan" means the 1997 Telex Communication Group, Inc. Stock Option Plan.

                  19.22. "Vested Options" shall have the meaning established under the Stock Option Plan.

                  19.23. "Warrant" shall mean the warrants to purchase Common Shares which may be issued from time to time to the Purchasers pursuant to the Subordinated Notes.

                  19.24. "Warrant Issue Date" shall mean the date upon which Warrants are first issued and outstanding.

                  19.25. "Warrant Shares" shall mean the Common Shares issued, to any Purchaser upon exercise of the Warrants.

                  20. Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of Common Stock owned by the Stockholders shall bear upon its face the following legends, as appropriate:

                  (a)      "THE SHARES EVIDENCED BY THIS CERTIFICATE
                           HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE
                           NOT BEEN REGISTERED UNDER THE SECURITIES ACT
                           OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE STOCKHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT OF THE ISSUER, DATED AS OF March 4, 1997 (THE "STOCKHOLDERS AGREEMENT")."

                  (b) "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN THE STOCKHOLDERS AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST."

                  (c) "THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OR SERIES OF SHARES

                           AUTHORIZED TO BE ISSUED AND THE
                           QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS
                           OF SUCH PREFERENCES AND/OR RIGHTS."

In addition, certificates representing shares of Common Stock owned by residents of certain states shall bear any legends required by the laws of such states.

                  All Stockholders shall be bound by the requirements of such legends. Upon a Registration of any shares of Common Stock, the certificate representing the registered shares shall be replaced, at the expense of the Company, with certificates not bearing the legends required by Sections 20(a) and 20(b).

                  21. Covenants; Representation and Warranties.

                  21.1. No Other Arrangements or Agreements. Each Management Stockholder hereby consents, in accordance with the applicable provisions of the Stock Option Plan of Telex in existence on the date hereof, to having its Rollover Options governed by the Stock Option Plan, except as provided above. Each Management Stockholder hereby agrees that all arrangements or agreements of any kind to which it is currently a party with respect to the shares of Common Stock, including, but not limited to, arrangements or agreements with respect to the acquisition, disposition or voting of shares of Common Stock or any interest therein (whether or not such agreements and arrangements are with the Company or any of its subsidiaries) shall be terminated in full as of the Closing without liability to any other party thereto. Each Management Stockholder agrees that it will not enter into any such arrangements or agreements inconsistent with this Agreement.

                  21.2. New Management Stockholders. Each Stockholder hereby agrees that any employee of the Company or any of its subsidiaries who after the date of this Agreement is offered shares of Common Stock or holds Options shall, as a condition precedent to the acquisition of such shares of Common Stock or the exercise of such Options, as the case may be, (a) become a party to this Agreement by executing the same and (b) if such employee is a resident of a state with a community property system, cause such Management Stockholder's spouse to execute a Spousal Waiver in the form of Exhibit A attached hereto and deliver such Agreement and

Spousal Waiver, if applicable, to the Company at its address specified in
Section 30 hereof. Upon such execution and delivery, such employee shall be a Management Stockholder for all purposes of this Agreement.

                  21.3. Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any subsidiary of the Company to enter into any transaction with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless (i) such Affiliate Transaction is on terms no less favorable in all material respects to the Company or such subsidiary than those that could be obtained at the time of such Affiliate Transaction in a comparable arm's length transaction with a Person who is not an Affiliate of the Company, and (ii) in the event such an Affiliate Transaction involves aggregate payments or value of $10,000,000 or greater, (x) a majority of the Board, including a majority of the disinterested directors if any (it being agreed that John L. Hale shall qualify as a disinterested director in any Affiliate Transaction in which payment is made or value is transferred to Greenwich or an Affiliate of Greenwich), have determined in good faith that the criteria set forth in clause (i) are satisfied and have approved the relevant Affiliate Transaction and (y) the Company has obtained a written opinion of an investment banking firm or an independent appraiser or accounting firm, in either case that is nationally recognized in the United States of America, stating that the terms of such Affiliate Transaction are fair to the Company and its Subsidiaries from a financial point of view. The foregoing sentence will not apply to: (i) the payment of reasonable and customary regular fees to directors of the Company and its Subsidiaries, (ii) any transaction between the Company and a wholly owned subsidiary or between wholly owned subsidiaries of the Company, (iii) any transaction with an officer or member of the Board or any subsidiary of the Company in the ordinary course of business involving indemnity arrangements,
(iv) the payment of any legal, accounting, investment banking and other transaction expenses relating to the Merger and the transactions relating thereto, including any such transaction expenses incurred by the Management Stockholders, (v) any management consulting or financial advisory services agreement between the Company or any subsidiary of the Company, on the one hand, and Greenwich or any Affiliate of Greenwich, on the other hand, and (vi) any of the agreements listed on Schedule B hereto.

                  22. Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of each of the Company, Greenwich, and, to the extent their interest would be adversely affected by such amendment, Management Stockholders holding at least 66.67% of the shares of Common Stock then held by all Management Stockholders, calculated on a fully diluted basis.

                  23. Assignment.

                  23.1. Assignment by the Company. The Company shall have the right to assign to one or more Permitted Assignees, and/or the right to cause one or more Permitted Assignees to assume, all or any portion of its rights and obligations under this Agreement, provided, that any such assignment or assumption is accepted by the proposed assignee or assignees. If any right to purchase of the Company herein is assigned to a Permitted Assignee or Permitted Assignees pursuant to this Section 23.1, such Permitted Assignee or Permitted Assignees shall be deemed to be the Company for purposes of such purchases under the applicable sections of this Agreement.

                  23.2. Assignment Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided, that no Person shall be permitted to assign any of its obligations pursuant to this Agreement without the prior written consent of Greenwich, unless such assignment is in connection with a Transfer explicitly permitted by this Agreement and, prior to such assignment, such assignee complies with the requirements of Section 24.

                  24. Agreements to Be Bound. Notwithstanding anything to the contrary contained in this Agreement, any Transfer (other than Transfers of Registrable Securities under Section 9 of this Agreement by any Person shall be permitted under the terms of this Agreement only if the transferee shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in substance and form to the Company and Greenwich. If Greenwich Transfers 100% of the shares of Common Stock owned by it to a single Person, such Person shall be deemed to be Greenwich for purposes of this Agreement. If Greenwich transfers less than

100% of the Shares of Common Stock owned by it to any Person, then such Person will be bound by all of the terms and obligations to which such Greenwich is subject under this Agreement and will have only those rights of Greenwich under this Agreement as Greenwich in its sole discretion shall determine.

                  25. Recapitalizations, Exchanges, etc. Affecting the Common Stock. Except as otherwise provided herein, the provisions of this Agreement shall apply to the full extent set forth herein with respect to the shares of Common Stock (including any such shares issued or issuable upon exercise of Options) and any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable in respect of, in exchange for, or in substitution for such shares of Common Stock (including any such shares issued or issuable in respect of, in exchange for or in substitution of Options or Warrants), by reason of any stock dividend, split or reverse split, or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization or otherwise, in which event appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve as far as practicable the original rights and obligations of the parties hereto under this Agreement. Except as otherwise provided herein, this Agreement is not intended to confer upon any Person, except for the parties hereto, any rights or remedies hereunder.

                  26. Rule 144 etc. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act relating to any class of equity securities, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the Commission.

                  27. Further Assurances. Each party hereto or Person subject hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or Person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  28. Governing Law. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

                  29. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                  30. Notices. All notices and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, telex or other standard form of telecommunications, by courier service, or by registered or certified mail, postage prepaid, return receipt requested, addressed:

         (a)      If to the Company, to:

                  Telex Communications Group, Inc.
                  900 Aldrich Avenue South
                  Minneapolis, Minnesota  55420
                  Telecopy: (612) 887-5588
                  Attention: John A. Palleschi, Esq.

                  with a copy to:

                  Greenwich Street Capital Partners LLC II
                  388 Greenwich Street
                  New York, New York  10033
                  Telecopy: (212) 816-0166
                  Attention: Nicholas E. Somers

                  and a copy to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York  10022
                  Telecopy:  (212) 909-6836
                  Attention: Andrew L. Sommer, Esq.


         (b)      If to Greenwich, to:

                  Greenwich Street Capital Partners LLC II
                  388 Greenwich Street, 36th Floor
                  New York, New York  10013
                  Telecopy:  (212)816-0166
                  Attention:  Nicholas E. Somers

                  With a copy to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York New York  10022
                  Telecopy: (212) 909-6836
                  Attention:  Andrew L. Sommer, Esq.

         (c) If to a Management Stockholder, to such Management Stockholder's address set forth in Schedule A hereto or to such other address or facsimile number as any party shall have specified by notice to the other parties given in accordance with this Section 30.

                  31. Headings; Execution in Counterpart. The headings and captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

                  32. Entire Agreement. This Agreement and the Securityholders Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to the shares of Common Stock, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

                  33. Effect as to Princes Gate Investors. Neither the Company, nor any other person shall have any obligations with respect to the Princes Gate Investors under this Agreement prior to the Warrant Issue Date. Thereafter, all provisions of this Agreement specifically relating to the Princes Gate Investors shall become fully operative until the earlier of (a) the termination of this Agreement pursuant to Section 18 hereof, and (b) the termination of the Securityholders Agreement. Any action required or permitted to be taken by the Princes Gate Investors hereunder shall be taken by a majority in interest of such investors.

                  34. Injunctive Relief. The shares of Common Stock cannot readily be purchased or sold in the open in the market, and for that reason, among others, the Company and the Stockholders will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties therefore agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or the Stockholders may have. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in New York for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof. Each party hereto hereby consents to service of process by mail made in accordance with Section 30.

                  IN WITNESS WHEREOF this Agreement has been signed by each of the parties hereto on the date opposite such party's signature hereto, and shall be effective as of the date first above written.

                                     GST ACQUISITION CORP.


                                     By: ______________________
                                         Name:
                                         Title:


                                     GREENWICH II LLC

                                     By:  Greenwich Street Capital Partners,
                                          L.P., its managing member
                                     By:  Greenwich Street Investments,
                                          L.P., its general partner
                                     By:  Greenwich Street Investments,
                                          Inc., General Partner



                                     By: _______________________
                                         Name:
                                         Title:


                                     JOHN L. HALE


                                         _______________________
                                         Name:  John L. Hale


                                     JOHN T. HISLOP


                                         _______________________
                                         Name:  John T. Hislop


                                     JOHN A. PALLESCHI

                                         _______________________________
                                         Name:  John A. Palleschi


                                     KATHLEEN A. CURRAN


                                         _______________________________
                                         Name:  Kathleen A. Curran




                                     DAN M. DANTZLER


                                         _______________________________
                                         Name:  Dan M. Dantzler




                                     DANIEL G. WRIGHT


                                         _______________________________
                                         Name:  Daniel G. Wright




                                     JOSEPH P. WINEBARGER


                                         _______________________________
                                         Name:  Joseph P. Winebarger




                                     GLEN E. CAVANAUGH

                                         _______________________________
                                         Name:  Glen E. Cavanaugh

                                    EXHIBIT A


                                 SPOUSAL WAIVER


                  _________________ [insert name of spouse] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent, which ___________ [insert he or she] may acquire with respect to the disposition, voting or control of the shares of Common Stock subject to the Stockholders and Registration Rights Agreement of Telex Communications Group, Inc., dated as of ________ __,1997, as the same shall be amended from time to time, except for rights in respect of the proceeds of any disposition of such shares of Common Stock.


                                         _______________________________
                                         [signature of spouse]

                                   SCHEDULE A

                                                     NUMBER OF     NUMBER OF
                                 ROLLOVER SHARE      ROLLOVER      ROLLOVER
       NAME                     CERTIFICATE NO.       SHARES        OPTIONS
       ----                     ---------------   --------------   ---------
John Hale                            C-682            12,184          4,304
Dan M. Dantzler                      C-670             1,887            721
John A. Palleschi                    C-667             2,444          1,008
Joseph P. Winebarger                 C-672             2,327            610
Kathleen A. Curran                   C-676               268            309
Glen E. Cavanaugh                    C-674             1,074          1,237
John T. Hislop                       C-668               874          2,349
Daniel G. Wright                     C-678               604          1,562

                                   SCHEDULE B

                     Permitted Transactions with Affiliates

1. John L. Hale, John T. Hislop and John A. Palleschi have each entered into 5-year employment agreements with the Borrower effective at the Recapitalization Closing Date.

2. Effective on the Recapitalization Closing Date, key employees of Telex will participate in a new option plan, under which they will receive non-qualified options to purchase shares of Common Stock of Telex.